SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 24, 2006

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 1.01.	Entry Into a Material Definitive Agreement.

     On March 24, 2006, the Board of Directors of Federated Department Stores, Inc. ("Federated") authorized amendments to the Employment Agreements between Federated or wholly-owned subsidiaries of Federated, and certain Named Executives as set forth below.

Amendment to Terry J. Lundgren's Employment Agreement, effective as of April 1, 2006.
Amendment to Thomas G. Cody's Employment Agreement, effective as of April 1, 2006.
Amendment to Thomas L. Cole's Employment Agreement, effective as of April 1, 2006.
Amendment to Janet Grove's Employment Agreement, effective as of April 1, 2006.
Amendment to Susan Kronick's Employment Agreement, effective as of April 1, 2006.

A copy of each of the foregoing amendments, as well as the Employment Agreement between Federated Corporate Services, Inc. and Susan Kronick, dated as of July 1, 2005, are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and incorporated herein by this reference.

     On March 24, 2006, the Board of Directors of Federated established the criteria for the bonus opportunity for fiscal year 2006 for Terry J. Lundgren and each Vice Chair. Based on the provisions of the 1992 Incentive Bonus Plan, Mr. Lundgren and the Vice Chairs are each eligible to receive a bonus award based on Federated's achievement in fiscal year 2006 of the following: (i) EBIT dollars, (ii) sales dollars, and (iii) cash flow dollars.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

	Exhibit Number	Description

	10.1	Amendment to Terry J. Lundgren's Employment Agreement, effective as of April 1, 2006.

	10.2	Amendment to Thomas G. Cody's Employment Agreement, effective as of April 1, 2006.

	10.3	Amendment to Thomas L. Cole's Employment Agreement, effective as of April 1, 2006.

	10.4	Amendment to Janet Grove's Employment Agreement, effective as of April 1, 2006.

	10.5	Amendment to Susan Kronick's Employment Agreement, effective as of April 1, 2006.

	10.6	Employment Agreement between Federated Corporate Services, Inc. and Susan Kronick, effective as of July 1, 2005.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: March 30, 2006	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary